Exhibit 99.1

FIRST AMENDMENT TO LEASE AGREEMENT

This FIRST AMENDMENT TO LEASE (the “Amendment”) dated this 17th day of January, 2018 (the “Effective Date”) is made by and between U.S. REIF CENTRAL PLAZA MASSACHUSETTS, LLC, a Delaware limited liability company (the “Landlord”), and SPERO THERAPEUTICS, INC. (formerly known as Spero Opco, Inc.), a Delaware corporation (the “Tenant”).

RECITALS:

A.    WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated August 24, 2015 (the “Lease”), whereby Tenant leases certain premises from Landlord of approximately 7,791 rentable square feet on the fourteenth (14th) and fifteenth (15th) floors (the “Existing Premises”) in the building located at 675 Massachusetts Avenue, Cambridge, Massachusetts (the “Building”);

B.    WHEREAS, the Lease Term with respect to the Existing Premises is scheduled to expire on January 31, 2022; and

C.    WHEREAS, Tenant desires to: (i) lease additional space from Landlord consisting of approximately 7,800 rentable square feet on the eighth (8th) floor of the Building (the “Expansion Premises”), as more particularly described on EXHIBIT A attached hereto and (ii) extend the Lease Term with respect to the Existing Premises and Landlord desires to accommodate Tenant subject to the terms and conditions set forth herein.

AGREEMENT:

NOW THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.    Recitals and Defined Term. The recitals set forth above are incorporated herein and made a part of this Amendment as if set forth herein in full. All capitalized terms used in this Amendment that are not defined in this Amendment shall have the meanings ascribed to such terms in the Lease. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the definitions set forth in this Amendment shall supersede and control.

2.    Expansion Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions, agreements, and provisions of the Lease, as amended by this Amendment, the Expansion Premises.

2.1    The Lease Term with respect to the Expansion Premises (the “Expansion Premises Term”) shall commence on the date Landlord has delivered possession of the Expansion Premises to Tenant in the Delivery Condition (as hereinafter defined) (the “Expansion Premises Commencement Date”) and the Lease Term shall continue thereafter so as to expire on the last day of the full eighty-fourth (84th) month following the Expansion Premises Commencement Date. The “Expansion Premises Rent Commencement Date” shall be the Expansion Premises Commencement Date. Upon the Expansion Premises Commencement Date, Landlord and Tenant shall enter into an Expansion Premises Commencement Date Certificate in the form attached hereto as EXHIBIT B. Landlord estimates that the Expansion Premises Commencement Date shall occur on December 1, 2018 (the “Estimated Delivery Date”). In the event that the Expansion Premises Commencement Date does not occur prior to January 15, 2019, then Tenant shall receive a day-for-day credit of Fixed Rent for each day thereafter until the earlier of (a) the Expansion Premises Commencement Date; and (b) March 15, 2019. In the event that the Expansion Premises Commencement Date does not occur on or before March 15, 2019, then such day-for-day credit of Fixed Rent shall continue from and after March 15, 2019 until the Expansion Premises Commencement Date occurs, except that Tenant shall have the right to terminate this Amendment upon written notice to Landlord, in which case this Amendment shall be null and void and without any force and effect. In the event that Tenant does not deliver the Construction Drawings to Landlord within the time period required in Section 2.4, then the January 15 and March 15 dates in the two immediately foregoing sentences shall each be extended by one (1) day respectively for each day such Construction Drawings are overdue.

2.2    For purposes herein, “Delivery Condition” shall mean that the Expansion Premises are delivered to Tenant pursuant to and in accordance with a separate and final plan mutually agreed to by Landlord and Tenant (the “Final Plan”) and a final and unconditional certificate of occupancy or other legal sign off has been obtained by Landlord from the City of Cambridge Inspectional Services Department with respect to the Expansion Premises permitting legal occupancy of the Expansion Premises for the Permitted Use and with all mechanical and HVAC systems serving the Expansion Premises in good operational condition with a remaining useful life as long as the Expansion Premises Term as the same may be extended hereunder and with the common areas of the Building in compliance with all applicable legal requirements, subject only to mutually agreed schedule of punch list items, which mean those items, the incompleteness of which does not prevent Tenant’s use and occupancy of the Expansion Premises for the conduct of Tenant’s business without interference. Landlord agrees to complete any punch list items within thirty (30) days after the Expansion Premises Commencement Date. Notwithstanding the foregoing, Landlord shall not be obligated to contribute more than $55.00 per rentable square foot of the Expansion Premises (or $429,000.00 in total based on 7,800 rentable square feet in the Expansion Premises) (the “Expansion Premises Allowance”) toward the cost of Landlord’s Expansion Work, as defined herein. In addition to the Expansion Premises Allowance, Landlord shall contribute the amount of $.10 per rentable square foot of the Expansion Premises (or $780.00) toward the cost of Tenant’s architect to perform a “test-fit” with respect to the Expansion Premises (“Test Fit Allowance”).

2.3    In the event Landlord’s Expansion Work is in excess of the Expansion Premises Allowance (the “Excess”), Tenant shall reimburse Landlord for such Excess within thirty (30) days of invoice. In the alterative, upon written notice to Landlord, Tenant shall have the option to reimburse Landlord over the Expansion Premises Term in accordance with the following: Landlord shall amortize the Excess over the Expansion Premises Term at the rate of eight percent (8%) per annum and Tenant shall reimburse Landlord for the Excess over the Expansion Premises Term on a monthly basis at the same time Fixed Rent is due under the Lease.

2.4    Landlord shall perform all work using its own contractors necessary to deliver possession of the Expansion Premises to Tenant in Delivery Condition on or before the Estimated Delivery Date (“Landlord’s Expansion Work”). Tenant shall deliver a draft of the initial test fit plan (the “Draft Plan”) with respect to Landlord’s Expansion Work to Landlord for review and approval not later than April 30, 2018. Landlord shall have seven (7) business days to review and approve the Draft Plan. If Landlord does not approve the same, Landlord shall provide written notice to Tenant citing the reasons for such disapproval and Tenant shall be required to review and re-submit the same within five (5) business days. This process shall continue until the Final Plan has been mutually approved in writing by Landlord and Tenant. Within forty-five (45) days of mutual approval of the Final Plan, Tenant shall deliver to Landlord final construction drawings based on the Final Plan (the “Construction Drawings”). Notwithstanding the foregoing, in the event that Tenant does not deliver the Draft Plan to Landlord by May 31, 2018, Landlord shall have the right to terminate the Lease with respect to the Expansion Premises upon written notice to Tenant.

2.5    For purposes of confirmation herein, Tenant’s Proportionate Share of the Building for the Existing Premises is 6.29% which is based on approximately 7,791 rentable square feet in the Existing Premises and approximately 123,810 rentable square feet in the Building. Tenant’s Proportionate Share of the Building for the Expansion Premises is 6.30% which is based on approximately 7,800 rentable square feet in the Expansion Premises and approximately 123,810 rentable square feet in the Building. Effective as of the Expansion Premises Commencement Date: (a) the “Premises” (meaning the Existing Premises, together with the Expansion Premises) shall be amended to consist of a total of approximately 15,591 rentable square feet; and (b) “Tenant’s Proportionate Share” shall be amended to be 12.59% which is based on approximately 15,591 rentable square feet in the Premises and 123,810 rentable square feet in the Building.

3.    Fixed Rent for Expansion Premises. Tenant shall pay Fixed Rent with respect to the Expansion Premises in accordance with the schedule below but otherwise in accordance with the terms and conditions of the Lease:

Expansion Premises Term	Annual Fixed Rent	Monthly Fixed Rent	Fixed Rent Per Square Foot of Expansion Premises
Expansion Premises Commencement Date – Month 12	$507,000.00	$42,250.00	$65.00
Month 13 – Month 24	$514,800.00	$42,900.00	$66.00
Month 25 – Month 36	$522,600.00	$43,550.00	$67.00
Month 37 – Month 48	$530,400.00	$44,200.00	$68.00
Month 49 – Month 60	$538,200.00	$44,850.00	$69.00
Month 61 – Month 72	$546,000.00	$45,500.00	$70.00
Month 73 – Month 84	$553,800.00	$46,150.00	$71.00

4.    Existing Premises Term. The Lease Term with respect to the Existing Premises shall be extended for an additional period so as to run and expire coterminous with the Expansion Premises Term.

5.    Fixed Rent for Existing Premises. Tenant shall continue to pay Fixed Rent with respect to the Existing Premises as set forth in the Lease through December 31, 2021. Effective as of January 1, 2022, Tenant shall pay Fixed Rent with respect to the Existing Premises at the same rate per square foot as then in effect for the Expansion Premises, which rate shall increase at the same rate and on the same dates as applicable to the Expansion Premises.

6.    Utilities. The Expansion Premises, as part of Landlord’s Expansion Work, shall be separately metered for electricity and commencing on the Expansion Premises Commencement Date, Tenant shall pay for electricity when due directly to the applicable utility supplier.

7.     Additional Rent. For purposes of confirmation herein, from and after the Expansion Premises Rent Commencement Date, Tenant shall be responsible for Additional Rent with respect to the Expansion Premises in accordance with the terms and conditions of the Lease, except that with respect to Operating Expenses, Tenant shall pay Tenant’s Proportionate Share of Operating Expenses but only to the extent Operating Expenses exceed actual Operating Expenses for the Building for the calendar year 2018, and with respect to Taxes, Tenant shall pay Tenant’s Proportionate Share of Taxes but only to the extent Taxes exceed actual Taxes for the Building for fiscal year 2018. Tenant shall continue to pay Additional Rent with respect to the Existing Premises through December 31, 2021 in accordance with the provisions of the Lease. Effective upon January 1, 2022: (a) the “Operating Base Year” for the Existing Premises shall be amended to mean an amount equal to the actual Operating Expenses for the Building for the calendar year 2022; and (b) the “Tax Base Year” for the Existing Premises shall mean an amount equal to the actual Taxes for the Building for the fiscal year 2022.

8.     Condition of Premises. Except for the (a) Expansion Premises Allowance; (b) Test Fit Allowance; and (c) Landlord’s Expansion Work, Landlord shall not be responsible for providing any work or allowances in connection with this Amendment, and Tenant shall take occupancy of the Expansion Premises in its “as-is” condition.

9.    Parking. For purposes of confirmation herein, Tenant currently leases eight (8) parking spaces at the rate of $230.00 per space per month in accordance with the terms and conditions of the Lease. Effective as of the Expansion Premises Commencement Date, Tenant shall lease an additional eight (8) parking spaces in the parking facilities on the Land at the rate of $210.00 per space per month which amount shall be paid by at the same time that Fixed Rent is due under the Lease and which rate may be reasonably adjusted from time to time on an annual basis by Landlord. Additional parking may be made available on a tenancy at will basis upon request. All other terms and conditions of Lease with respect to parking shall apply herein.

10.    Extension Option. EXHIBIT “G” EXTENSION OPTION of the Lease is hereby deleted in its entirety and replaced with EXHIBIT C EXTENSION OPTIONS attached hereto.

11.    Right of Offer.    EXHIBIT “H” RIGHT OF OFFER of the Lease is hereby deleted in its entirety and replaced with EXHIBIT D RIGHT OF OFFER attached hereto.

12.    Security Deposit. Tenant and Landlord hereby acknowledge and confirm that Landlord is holding a Security Deposit in the amount of $150,000.00 which amount shall continue to be held by Landlord in accordance with the terms and conditions of the Lease.

13.    Brokers. Each party represents and warrants to the other that they have not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Lease, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person by reason of such party’s breach of their representation or warranty contained in this Section 13 except for JLL, representing Landlord exclusively and JLL, representing Tenant exclusively. Landlord will pay any commission due to the brokers hereunder pursuant to its separate agreement(s).

14.    Tenant’s Representations. Tenant hereby represents and warrants to Landlord that as of the Effective Date: (a) all of Tenant’s estate, right, title and interest in and to the Lease is free and clear of assignments, sublettings, liens and encumbrances; (b) the Lease is in full force and effect; (c) Tenant is presently in possession of the Existing Premises and is paying the Fixed Rent, Additional Rent and any other charges or sums due under the Lease with respect to the Existing Premises; (d) the Lease has not been modified, supplemented or amended in any way, except as may be set forth in this Amendment; (e) to the best of Tenant’s knowledge, Tenant is not aware of any actionable defenses, claims or set-offs under the Lease against rents or charges due or to become due thereunder; and (f) that this Amendment has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof.

15.    Landlord’s Representations. Landlord hereby represents and warrants to Tenant that as of the Effective Date: (a) the Lease has not been modified, supplemented or amended in any way, except as may be set forth in this Amendment; (b) to the best of Landlord’s knowledge Tenant is not in default under this Lease and no condition exists with the giving of notice and passage of time would constitute a default of Tenant under this Lease and (c) that this Amendment has been duly authorized, executed and delivered by and on behalf of Landlord and constitutes the valid and binding agreement of Landlord in accordance with the terms hereof.

16.    Signage. Landlord, at its sole cost and expense, shall provide Tenant with Building Standard signage for the Expansion Premises in the Building directory and at its entrance to the Expansion Premises. Tenant shall have the right, but not the obligation, to maintain such signage at its entrance to the Existing Premises.

16.    Confirmation of Lease. Except as amended by this Amendment, all existing terms and provisions of the Lease shall remain in full force and effect.

17.    Miscellaneous. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment. Signature pages delivered by facsimile or other electronic transmission shall be deemed to be an original.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed as of the Effective Date.

LANDLORD:

U.S. REIF CENTRAL PLAZA MASSACHUSETTS, LLC

a Delaware limited liability company

By:	U.S. REIF CENTRAL PLAZA MASSACHUSETTS MANAGER, LLC

a Delaware limited liability company, its Manager

By:	U.S. REAL ESTATE INVESTMENT FUND REIT, INC.

a Delaware corporation, its Manager

By:	/s/ Thomas Taranto

Name:	Thomas Taranto
Title:	Vice President

TENANT:

SPERO THERAPEUTICS, INC.

By:	/s/ Ankit Mahadevia

Name:	Ankit Mahadevia
Title:	Chief Executive Officer

EXHIBIT A

PLAN OF EXPANSION PREMISES

ATTACHED HERETO

EXHIBIT B

EXPANSION PREMISES COMMENCEMENT DATE

CERTIFICATE

RE: FIRST AMENDMENT TO LEASE AGREEMENT (the “Amendment”) dated                     , 201  , by and between U.S. REIF CENTRAL PLAZA MASSACHUSETTS, LLC (“Landlord”) and SPERO THERAPEUTICS, INC. (the “Tenant”).

Dear Tenant:

This shall constitute the Expansion Premises Commencement Date Certificate referenced in Section 2.1 of the above-referenced Amendment. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

1.	The Expansion Premises Commencement Date shall be .

2.	The Expansion Premises Term shall be to .

3.	The Expansion Premises Rent Commencement Date shall be .

4.	Fixed Rent with respect to the Expansion Premises shall be paid in accordance with the following schedule:

[NOTE: INSERT EXACT DATES ONCE DETERMINED]

Expansion Premises Lease Year	Annual Fixed Rent	Monthly Fixed Rent	Fixed Rent Per Square Foot of Expansion Premises
Expansion Premises Commencement Date – Month 12	$507,000.00	$42,250.00	$65.00
Month 13 – Month 24	$514,800.00	$42,900.00	$66.00
Month 25 – Month 36	$522,600.00	$43,550.00	$67.00
Month 37 – Month 48	$530,400.00	$44,200.00	$68.00
Month 49 – Month 60	$538,200.00	$44,850.00	$69.00
Month 61 – Month 72	$546,000.00	$45,500.00	$70.00
Month 73 – Month 84	$553,800.00	$46,150.00	$71.00

4.	Effective as of January 1, 2022, Tenant shall pay Fixed Rent with respect to the Existing Premises at the same rate per square foot as then in effect for the Expansion Premises, which rate shall increase at the same rate and on the same dates as applicable to the Expansion Premises.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FOLLOW]

This Expansion Premises Commencement Date Certificate is signed by the parties below this          day of                         , 2018.

LANDLORD:

U.S. REIF CENTRAL PLAZA MASSACHUSETTS, LLC

a Delaware limited liability company

By:	U.S. REIF CENTRAL PLAZA MASSACHUSETTS MANAGER, LLC

a Delaware limited liability company, its Manager

By:	U.S. REAL ESTATE INVESTMENT FUND REIT, INC.

a Delaware corporation, its Manager

By:

Name:	Thomas Taranto
Title:	Vice President

TENANT:

SPERO THERAPEUTICS, INC.

By:

Name:
Title:

EXHIBIT C

EXTENSION OPTIONS

1.    Tenant shall have two (2) consecutive options to extend the Lease Term for the Premises (each, an “Extension Option”, the first being known as the “First Extension Option” and the second being known as the “Second Extension Option”) each for an additional period of five (5) years (each, an “Extension Term”, the first being known as the “First Extension Term” and the second being known as the “Second Extension Term”) upon the same terms and conditions of the Lease except that Fixed Rent shall be determined in accordance with the provisions herein.

2.    Tenant’s rights pursuant to this Exhibit C are contingent upon: (a) Tenant not having subleased more than fifty percent (50%) of the Premises or assigned the Premises or any portion thereof (in each case other than to a Permitted Transferee); and (b) Tenant not being in an Event of Default upon exercise of an Extension Option or upon commencement of an Extension Term.

3.    Tenant shall notify Landlord of its desire of to exercise an Extension Option not later than twelve (12) months prior to expiration of the then current term (such notice to be known as “Tenant’s Notice”). If Tenant does not notify Landlord in accordance with the preceding sentence, it will be conclusively deemed that Tenant has not exercised the Extension Option and the Lease will expire upon expiration of the current term in accordance with the terms of the Lease. No later than thirty (30) days after receiving Tenant’s Notice, Landlord shall notify Tenant of the proposed Fixed Rent which shall be applicable during the Extension Term and which shall be Landlord’s good faith determination of 100% of the fair market rate for such Extension Term (the “Landlord’s Rate”) (such notice to be known as “Landlord’s Notice”).

4.    Tenant shall have ten (10) Business Days in which to accept the terms and conditions set forth in Landlord’s Notice by written notice to Landlord. If Tenant accepts the terms and conditions set forth in Landlord’s Notice, the parties shall promptly execute an amendment confirming such terms. If Tenant fails to provide written notice to Landlord within ten (10) business days of Landlord’s Notice of its acceptance or rejection of the terms set forth in Landlord’s Notice, then it shall be deemed that Tenant rejects Landlord’s Rate set forth in Landlord’s Notice.

5.    If Tenant rejects (or is deemed to have rejected) Landlord’s Rate, Tenant shall provide written notice to Landlord within ten (10) Business Days of Tenant’s receipt of Landlord’s Notice and set forth its good faith determination of 100% of the fair market rent for the applicable Extension Term (the “Tenant’s Rate”). Thereafter, if the parties cannot mutually agree upon the fair market rate within ten (10) additional days of Tenant’s Rate being delivered to Landlord, each party shall have ten (10) additional days to designate by written notice to the other party one (1) disinterested real estate appraiser of good reputation, having at least ten (10) years’ experience in the commercial real estate office market for Cambridge, Massachusetts. The two (2) appraisers so designated shall together determine whether Landlord’s Rate or Tenant’s Rate is closest to the fair market rate for the applicable Extension Term. Landlord and Tenant shall each require the appraisers to make such determination and report it in writing to Landlord and Tenant within twenty (20) days after such election, and each party shall use its reasonable efforts to secure such determination within such time period. If either appraiser fails to timely report its determination, then the timely appraiser’s determination shall be the fair market rate for the applicable Extension Term. If the two (2) selected appraisers agree as to which rate is closest, the rate agreed to be the closest (either Landlord’s Rate or Tenant’s Rate) shall be deemed to be the fair market rate for the applicable Extension Term. If the two (2) elected appraisers fail to agree, they shall together immediately and mutually select a third (3rd) appraiser (which appraiser shall be a disinterested similarly qualified real estate appraiser of good reputation having the same qualifications as set forth above) who shall then (within five (5) days of the appraisers’ selection) determine whether Landlord’s Rate or Tenant’s Rate is closest to the fair market rate. If the appraisers do not agree upon the third (3rd) appraiser within fifteen (15) days after Landlord and Tenant have both received the reports of the first two (2) appraisers, then either party may request the Greater Boston Real Estate Board to appoint the third (3rd) appraiser and such appraiser shall be the third (3rd) appraiser. The third (3rd) appraiser shall notify Landlord and Tenant of the third (3rd) appraiser’s determination as to whether the Landlord’s Rate or the Tenant’s Rate is closest to the fair market rate and such determination shall be the fair market rate for the applicable Extension Term. Landlord and Tenant shall each bear the costs of its respective appraiser except that Landlord and Tenant shall each bear one-half (1/2) the cost of the third (3rd) appraiser, if applicable.

6.    If, however, the low appraisal and/or high appraisal are more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; the resulting quotient shall be the fair market rate for the Premises. If both the low appraisal and the high appraisal are disregarded the middle appraisal shall be the fair market rate for the applicable Extension Term.

7.    For the purposes of this Exhibit C, “fair market rent” shall mean rental rate for premises comparable to the Premises in the Building and comparable buildings in the area of the Building in the Cambridge Central Square market (including but not limited to those buildings located at 350 Massachusetts Avenue, 955 Massachusetts Avenue, 1100 Massachusetts Avenue and 1050 Massachusetts Avenue) taking into account all relevant factors, including, applicable base years and allowances and construction improvements.

EXHIBIT D

RIGHT OF OFFER

1.    Subject to: (a) the preexisting rights of Litmus Software, Inc. that are superior to those of Tenant (meaning Litmus Software, Inc.’s one time right of offer with respect to the eleventh (11th) floor of the Building); (b) Tenant not being in an Event of Default upon exercise of the Right of First Offer; and (c) Tenant not having assigned its interest in this Lease or subleased more than fifty percent (50%) of the Premises (in each case, other than to a Permitted Transferee), Tenant shall have a one (1) time right of offer (the “Right of Offer”) to lease space any space that becomes available on the tenth (10th), eleventh (11th), or twelfth (12th) floor of the Building (the “Offer Premises”). The term “one-time” shall mean with respect to the particular space which is the subject of an Offer Notice (as defined below), but Tenant shall continue to have a Right of Offer with respect to any portion of the Offer Premises which is not the subject of any Offer Notice.

2.    In the event any portion of the Offer Premises become vacant, prior to Landlord offering the Offer Space to another prospective tenant, Landlord shall notify Tenant in writing with a good faith market rate offer (the “Offer Notice”) setting forth a description of the Offer Premises and the date such Offer Premises will be available for occupancy (the “Availability Date”) as well as all economic and material terms upon which Landlord is prepared to enter into a lease with such third-party for the Offer Premises and which lease term with respect to the Offer Premises shall be co-terminous with the Lease Term. Tenant shall have a period of ten (10) days after receipt of the Offer Notice within which to advise Landlord by written notice that Tenant elects to exercise its right of first offer to lease the entirety of Offer Premises upon the same terms and conditions as set forth in the Offer Notice.

3.    Failure of Tenant to advise Landlord that it elects to exercise its right of first offer on the terms set forth in the Offer Notice within such ten (10) day period shall be deemed a waiver of the Right of Offer hereunder and Landlord shall forever be free to enter into mutually agreeable lease with a third party for the Offer Premises on any terms and conditions as it deems desirable; provided, however, if Landlord desires to lease the Offer Premises on economic terms which are less than ninety-percent (90%) of the economic terms which were contained in the Offer Notice, Landlord shall again deliver an Offer Notice to Tenant offering the Offer Premises on such revised economic terms.

4.    Landlord shall be responsible for delivering possession of the Offer Premises free of all occupants on the Availability Date in “broom clean” condition with all systems serving the same in good and operational condition and otherwise in accordance with the terms of the Offer Notice.

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